Exhibit 20.2
Page 1 of 3
                    Navistar Financial 1995 - B Owner Trust
                        For the Month of October 1998
                    Distribution Date of November 16, 1998
                           Servicer Certificate #37

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                     $98,177,121.95
Beginning Pool Factor                                           0.1870213

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,105,956.76
     Interest Collected                                       $791,002.69

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $33,287.88
Total Additional Deposits                                      $33,287.88

Repos / Chargeoffs                                             $57,127.09
Aggregate Number of Notes Charged Off                                  71

Total Available Funds                                       $7,798,094.21

Ending Pool Balance                                        $91,146,191.22
Ending Pool Factor                                              0.1736278

Servicing Fee                                                  $81,814.27

Repayment of Servicer Advances                                $132,153.12

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,260,290.19
     Target Percentage                                               5.50%
     Target Balance                                         $5,013,040.52
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($236,309.26)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.761%
Current Weighted Average Remaining Term (months):                   19.16

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,291,975.77       641
                                31 - 60 days            $225,876.26       156
                                60+  days               $163,151.39        58

     Total:                                           $1,681,003.42       654

     Balances:                  60+  days             $1,212,524.77        58

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $47,263.88
+    Excess Serv.                                       $189,045.38
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,260,290.19

Exhibit 20.2
Page 2 of 3
Navistar Financial 1995 - B Owner Trust
For the Month of October 1998

                                                                                 NOTES
                                 (Money Market)
                                            TOTAL            CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
                                       $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                  $98,177,121.95
Ending Pool Balance                     $91,146,191.22

Collected Principal                      $6,973,803.64
Collected Interest                         $791,002.69
Charge - Offs                               $57,127.09
Liquidation Proceeds / Recoveries           $33,287.88
Servicing                                   $81,814.27
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                       $7,716,279.94

Beginning Balance                       $98,177,121.95               $0.00              $0.00     $88,806,476.65      $9,370,645.30

Interest Due                               $496,303.83               $0.00              $0.00        $447,732.65         $48,571.18
Interest Paid                              $496,303.83               $0.00              $0.00        $447,732.65         $48,571.18
Principal Due                            $7,030,930.73               $0.00              $0.00      $6,784,848.15        $246,082.58
Principal Paid                           $7,030,930.73               $0.00              $0.00      $6,784,848.15        $246,082.58

Ending Balance                          $91,146,191.22               $0.00              $0.00     $82,021,628.50      $9,124,562.72
Note / Certificate Pool Factor                                      0.0000             0.0000             0.2885             0.4966
   (Ending Balance / Original Pool Amount)
Total Distributions                      $7,527,234.56               $0.00              $0.00      $7,232,580.80        $294,653.76

Interest Shortfall                               $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                           $189,045.38
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $11,260,290.19
(Release) / Draw                          ($236,309.26)
Ending Reserve Acct Balance             $11,023,980.93

Exhibit 20.2
Page 3 of 3
Navistar Financial 1995 - B Owner Trust
For the Month of October 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                  4                   3                  2                 1
                                  Jun-98             Jul-98              Aug-98             Sep-98            Oct-98
Beginning Pool Balance        $131,261,355.66    $120,655,534.13    $112,885,760.51    $105,809,154.42    $98,177,121.95

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                 $126,322.91         $67,007.09        $118,414.21         $41,554.42        $57,127.09
    Recoveries                    $138,992.46        $197,832.59        $178,202.18        $125,145.16        $33,287.88

Total Charged Off (Months 5, 4, 3)                   $311,744.21
  Total Recoveries (Months 3, 2, 1)                  $336,635.22
  Net Loss / (Recoveries) for 3 Mos                  ($24,891.01)(a)

  Total Balance (Months 5, 4, 3)                 $364,802,650.30(b)

  Loss Ratio Annualized  [(a/b) * (12)]                  -0.0819%

  Trigger:  Is Ratio > 1.5%                                   No
                                                                         Aug-98             Sep-98            Oct-98

B)   Delinquency Trigger:                                               $822,884.00      $1,434,353.53     $1,212,524.77
     Balance delinquency 60+ days                                          0.72895%           1.35560%          1.23504%
     As % of Beginning Pool Balance                                        0.75655%           1.00114%          1.10653%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                         2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer